Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

59-2283428
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

800 Brickell Avenue Suite 300 Miami, Florida	33131
(Address of principal executive offices)	(Zip code)

KERZNER INTERNATIONAL LIMITED

(Exact name of obligor as specified in its charter)

Commonwealth of The Bahamas	98-0136554
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Executive Offices
Coral Towers
Paradise Island, The Bahamas
(Address of principal executive offices)	(Zip code)

2.375% Convertible Senior Subordinated Notes due 2024

(Title of the indenture securities)

1.             General information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	Atlanta, Georgia 30309

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-100717).

2.                                       A copy of certificate of authority of the trustee to commence business.
(Exhibit 2 to Form T-1 filed with Registration Statement No. 333-100717).

3.                                     A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-100717).

4.                                       A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-100717).

6.                                       The consent of the trustee required by Section 321(b) of the Act.

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 24th day of June, 2004.

THE BANK OF NEW YORK TRUST
COMPANY, N.A.

By:	/S/	CRAIG A. KAYE
Name:		CRAIG A. KAYE
Title:		ASSISTANT TREASURER

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EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Kerzner International Limited’s 2.375% Convertible Senior Subordinated Notes due 2024, The Bank of New York Trust Company, N.A., hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK TRUST
COMPANY, N.A.

By:	/S/	CRAIG A. KAYE
	Name:	CRAIG A. KAYE
	Title:	ASSISTANT TREASURER

Jacksonville, Florida
June 24, 2004

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 800 Brickell Avenue, Suite 100, Miami, FL 33131

At the close of business March 31, 2004, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,651
Interest-bearing balances	3,302
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,726
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	1,112
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers’ liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	60,292
Other Intangible Assets	19,132
Other assets	3,518
Total assets	101,733

LIABILITIES

Deposits:
In domestic offices	241
Noninterest-bearing	241
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	6,000
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	4,054
Total liabilities	10,295
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	750
Surplus	69,299
Retained earnings	21,388
Accumulated other comprehensive income	1
Other equity capital components	0
Total equity capital	91,438
Total liabilities, minority interest, and equity capital	101,733

I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Thomas J. Mastro	)	Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Richard G. Jackson	)
Nicholas C. English	)	Directors
Karen B. Shupenko	)